EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT ("Agreement") dated as of January 19, 1998 is entered into by and between OutSource International of America, Inc., a Florida corporation (the "Company") and John Bechard (the "Employee").

                                    RECITALS

         The Company, Tempus, Inc., a Tennessee corporation ("Tempus") and Employee, the sole shareholder of Tempus, entered into an Asset Purchase Agreement dated of even date herewith pursuant to which the Company acquired substantially all of the assets of Tempus. In connection with the acquisition of the assets of Tempus, the Company, through its Board of Directors, desires to retain the services of Employee, and Employee desires to be retained by the Company, on the terms and conditions set forth in this Agreement.

                                    AGREEMENT

         For and in consideration of the foregoing and of the mutual covenants of the parties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. EMPLOYMENT. The Company hereby employs Employee to serve in the capacities described herein and Employee hereby accepts such employment and agrees to perform the services described herein upon the terms and conditions hereinafter set forth.

2. TERM. The term of Employee's employment pursuant to this Agreement shall commence on the effective date hereof and shall terminate at the close of business on July 19, 1998, subject to earlier termination in accordance the other terms and conditions set forth herein.

3. DUTIES. Employee shall serve as and have the title of Director of Sales and Operations--Tandem (Memphis Metro Region). The Employee's principal place of employment shall be Memphis, Tennessee. Employee agrees to devote his full business time, energy, skills and best efforts to such employment while so employed. Nothing in this Agreement shall preclude Employee from engaging, so long as, in the reasonable determination of the Board of Directors, such activities do not interfere with his duties and responsibilities hereunder, in charitable and community affairs, from managing any passive investment made by him or from serving, subject to the prior approval of the Board of Directors, as a member of the board of directors or as a trustee of any other corporation, association or entity.

4. COMPENSATION. The Company shall pay Employee, and Employee agrees to accept, base compensation at the rate of $1,730.77 per week, payable in equal installments no less frequently than monthly, through the term of this Agreement ("Base Compensation").

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5. STOCK OPTIONS. The Company hereby agrees that, if Employee continues to be employed by the Company on December 31, 1998, upon the achievement by Employee of mutually agreed upon performance objectives (personal and corporate) for the calendar year ended December 31, 1998, OutSource International, Inc., the parent of the Company ("OSI"), shall grant to Employee options to purchase 10,000 shares of the common stock of OSI.

6. FRINGE BENEFITS.

                  (a) GENERALLY. Employee shall be eligible for fringe benefits pursuant to any insurance, pension or other employee fringe benefit plan approved by the Board of Directors that now or hereafter may be made available to employees of the Company and for which Employee will qualify according to his eligibility under the provisions thereof.

                  (b) HEALTH AND DISABILITY INSURANCE. Employee shall be entitled to participate in such health and disability insurance plans on the same basis that the Company offers to other employees of the Company from time to time.

                  (c) VACATION, HOLIDAYS AND ILLNESS. Employee shall be entitled to two weeks off for vacation and such additional days off for holidays, illness or other purposes given to other Tandem regional Directors of Sales and Operations. Employee acknowledges that the timing of vacation days shall be subject to the prior written approval of the Company.

7. EXPENSES. The Employee shall be reimbursed for all usual expenses incurred on behalf of the Company, in accordance with Company practices and procedures, provided that:

                  (a) Each such expenditure is of a nature deductible under
Section 162 of the Internal Revenue Code on the Federal income tax return of the Company as a business expense and not as deductible compensation to Employee; and

                  (b) Employee furnishes the Company with adequate documentary evidence required by the Code or any regulation promulgated thereunder for the substantiation of such expenditures as a deductible business expense of the Company and not as deductible compensation to Employee.

Employee agrees that, if at any time, any payment made to Employee by the Company as a business expense reimbursement shall be disallowed in whole or in part as a deductible expense to the Company by the appropriate taxing authorities, Employee shall reimburse the Company to the full extent of such disallowance.

8. TERMINATION. The term of Employee's employment under this Agreement may be terminated prior to expiration of the term provided in Paragraph 2 hereof in accordance with the following paragraphs.

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                  (a) FOR CAUSE. This Agreement may be immediately terminated by the Company for Cause (as herein defined). For purposes of this Agreement, the term "Cause" shall mean the termination of the Employee by the Board of Directors of the Company as a result of the existence or occurrence of one or more of the following conditions or events:

                           (i)      a material breach by the Employee of any
provision of this Agreement, or the willful and continued failure of Employee substantially to perform his duties under his employment with the Company;

                           (ii)     Employee's willful misconduct or gross
negligence in connection with the performance of his duties as an employee or officer of the Company;

                           (iii)    performance by the Employee of any act of
fraud or material misrepresentation or a material act of misappropriation which results or is intended to result in Employee's personal enrichment at the expense of the Company;

                           (iv)     conviction of the Employee of any crime
which constitutes either (i) a felony offense involving violence (but not involving a motorized vehicle) or fraud, embezzlement, theft or business activities, or (ii) a misdemeanor involving fraud, embezzlement or theft in the United States or which, if it had been committed in the United States, would constitute either a felony offense involving violence or fraud, embezzlement, theft or business activities or a misdemeanor involving fraud, embezzlement or theft in the United States;

                           (v)      violation by the Employee of any law which
results in the entry of a judgment or order enjoining or preventing the Employee from such activities as are essential for the Employee to perform his services as required by this Agreement; or

                           (vi)     a good faith determination by the Board of
Directors that Employee has engaged in conduct or activities materially damaging to the business of the Company, monetarily or otherwise, it being understood that neither conduct or activities pursuant to the Employee's exercise of his good faith business judgment nor unintentional physical damage to properties by the Employee shall be a ground for such a determination.

                  (b) MUTUAL. Employee's employment under this Agreement may be terminated upon mutual written agreement of the Company and the executive.

                  (c) DEATH. In the event of the death of Employee, this Agreement shall terminate immediately.

                  (d) DISABILITY. If, during Employee's employment under this Agreement, Employee shall become permanently disabled and unable to perform his duties as required herein ("Disability") for a consecutive period of sixty (60) days, then at the expiration of said 60 days, the Company may, upon fifteen (15) days written notice to Employee, terminate Employee's employment under this Agreement.

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                  (e) SEVERANCE. In the event of the termination of Employee's employment under this Agreement for any reason other than Employee's death or Disability, the Company shall be obligated only to continue to pay to Employee his Base Compensation, if any, earned up to the date of termination and shall reimburse the Employee for any expenses to which the Employee is due reimbursement by the Company under Paragraph 7 hereof. In addition, Company shall pay any vested benefits, if any, owed to Employee under any plan provided for Employee under Paragraph 6 hereof in accordance with the terms of such plan as in effect on the date of termination of employment under this Paragraph 8(e).

9. DEATH AND DISABILITY. In the event of the termination of Employee's employment under this Agreement by reason of the Employee's death or Disability, the Company shall pay Employee (or his heirs and/or personal representatives), Base Compensation through the date of death or the date of termination for Disability as provided in Paragraph 8(d), respectively.

10. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered mail to the addresses below or to such other address as either party shall designate by written notice to the other:

         IF TO THE EMPLOYEE: To the address set forth below his signature on the signature page hereof.

         IF TO THE COMPANY:

         OutSource International of America, Inc.
         1144 East Newport Center Drive
         Deerfield Beach, Florida 33442
         Attention: Chief Executive Officer

11. ENTIRE AGREEMENT; MODIFICATION.

                  (a) This Agreement contains the entire agreement of the Company and Employee with respect to the matters set forth herein, and the Company and Employee hereby acknowledge and agree that this Agreement supersedes any prior statements, writings, promises, understandings or commitments between the parties hereof.

                  (b) No future oral statements, promises or commitments with respect to the subject matter hereof, or other purported modification hereof, shall be binding upon the parties hereto unless the same is reduced to writing and signed by each party hereto.

12. ASSIGNMENT. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. The Employee may not assign his rights and obligations under this Agreement.

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13.      MISCELLANEOUS.

                  (a) This Agreement shall be subject to and governed by the laws of the State of Florida, without regard to the conflicts of laws principles thereof.

                  (b) The parties to this Agreement agree that any claim, suit, action or proceeding, brought by either party, arising out of or relating to this Agreement or the transactions contemplated hereby shall be submitted for adjudication exclusively in any Florida state or federal court sitting in Broward County, Florida, and each of the parties hereto expressly agrees to be bound by such selection of jurisdiction and venue for purposes of such adjudication. Each party: (i) waives any objection which it may have that such court is not a convenient forum for any such adjudication; (ii) agrees and consents to the personal jurisdiction of such court with respect to any claim or dispute arising out of or relating to this Agreement or the transactions contemplated hereby; and (iii) agrees that process issued out of such court or in accordance with the rules of practice of such court shall be properly served if served personally or served by certified mail or other form of substituted service, as provided under the rules of practice of such court. In the event of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby the prevailing party thereunder shall be entitled to recover reasonable attorneys' and paralegals' fees (for negotiations, trials, appeals and collection efforts) and court costs incurred in connection therewith in addition to any other relief to which such party may be entitled. The prevailing party shall be the party that prevails on its claim whether or not an award or judgement is entered in its favor.

                  (c) The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or the interpretation of this Agreement.

                  (d) The failure of any party to enforce any provision of this Agreement shall in no manner affect the right to enforce the same, and the waiver by any party of any breach of any provision of this Agreement shall not be construed to be a waiver by such party of any succeeding breach of such provision or a waiver by such party of any breach of any other provision.

                  (e) All written notices required in this Agreement shall be sent postage prepaid by certified or registered mail, return receipt requested.

                  (f) In the event any one or more of the provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, and enforceable provision which comes closest to the intent of the parties.

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                  (g) This Agreement may be executed in any number of
counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                    COMPANY

                                    OutSource International of America, Inc.

                                    By: /s/ ROBERT H. THARP
                                       -----------------------------------
                                    Its: Field V.P.

                                    EMPLOYEE



                                    /s/ JOHN BECHARD
                                    ---------------------------------------
                                    John Bechard


                                    Address:
                                    4043 Windolyn Way
                                    Bartlett, Tennessee 38133